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                                                                   EXHIBIT 24.10

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS:

         WHEREAS, ChevronTexaco Corporation, a Delaware corporation (the "Corporation"), contemplates filing with the Securities and Exchange Commission at Washington, D.C., under the provisions of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, an Annual Report on Form 10-K.

         WHEREAS, the undersigned is an officer or director, or both, of the Corporation.

         N O W, T H E R E F O R E, the undersigned hereby constitutes and appoints LYDIA I. BEEBE, TERRY MICHAEL KEE, PATRICIA L. TAI, WALKER C. TAYLOR, or any of them, his or her attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign the aforementioned Annual Report on Form 10-K (and any and all amendments thereto) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do and cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand this __27th__ day of _March_________, 2002.


                                                     /s/ Charles R. Shoemate
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